AMENDMENT AGREEMENT
                              -------------------


THIS AMENDMENT AGREEMENT IS MADE AND ENTERED INTO AS OF THE 1ST DAY OF JULY, 1999 BY AND BETWEEN SEARS, ROEBUCK AND CO., A NEW YORK CORPORATION ("SEARS") AND DIAMOND EXTERIORS, INC., A DELAWARE CORPORATION ("LICENSEE").

         WHEREAS, Licensee and Sears entered into a License Agreement, dated January 1, 1996, as amended (the "Agreement"), whereby Sears granted to Licensee the privilege of conducting and operating, and Licensee agreed to conduct and operate, pursuant to the terms, provisions and conditions contained in the Agreement, a business for selling, furnishing and installing certain Sears approved products.

         WHEREAS, SEARS AND LICENSEE NOW WISH TO EXTEND THE TERM OF THE AGREEMENT AND AMEND CERTAIN PROVISIONS IN ACCORDANCE WITH THE FOLLOWING TERMS AND CONDITIONS.

         NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

          1. Subsection 1(D) of the Agreement shall be deleted in its entirety and the following substituted in its place:

"Sears has established, for the term of this License Agreement, minimum Licensee Total Performance Indicator ("LTPI") and Total Performance Indicator ("TPI") scores by product line and as a total company quality score, as follows:

                  (1)    Total company quality score:  LTPI - 63.26; TPI - 73.59

                  (2)    Fencing:  LTPI - 63.26; TPI - 72.79

                  (3)    Guttering:  LTPI - 63.91; TPI - 74.55

                  (4)    Roofing:  LTPI - 61.29; TPI - 71.48

                  (5)    Garage doors: LTPI - 67.67; TPI - 78.08


These minimums are equivalent to Licensee's annual LTPI and TPI scores for 1998. If either of Licensee's quality scores for the total company or for roofing, for any three (3) month period beginning with the month of July, 1999, fall below the minimum scores described herein, Sears shall have the right to terminate this License Agreement as further described in Section 25(A)(x). If any of Licensee's quality scores for any product line other than roofing fall below the applicable minimum scores for any three
               (3) month period beginning with the month of July, 1999, Sears shall have the right to terminate this License Agreement as further described in Section 25(A)(xi).

          2. THE FOLLOWING LANGUAGE SHALL BE ADDED TO THE END OF SUBSECTION 2A OF THE AGREEMENT AS FOLLOWS:

               "THIS LICENSE AGREEMENT SHALL BE EXTENDED FOR AN ADDITIONAL TERM, COMMENCING JULY 1, 1999 AND EXPIRING ON DECEMBER 31, 2001."

          3.   SUBSECTION 2B OF THE AGREEMENT IS HEREBY DELETED IN ITS ENTIRETY.


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          4.   THE FOLLOWING LANGUAGE SHALL BE ADDED TO THE END OF SECTION 3 OF
               THE AGREEMENT AS FOLLOWS:

"Effective January 1, 2000 and throughout the remainder of the term of this
               License Agreement, entry doors, security doors, patio doors and patio storm doors shall be deleted as primary products and Licensee may offer the sale and installation of entry doors, security doors, patio doors and patio storm doors only as part of and at the same time as an offer to sell Roofing, Roof Ventilation Accessories, Mobile Home Roof-overs, Insulation, Garage Doors, Continuous Gutters, Skylights, Mobile Home Skirting, Patio Products for Mobile Homes, Fencing and Roofing and Garage Repairs and Licensee may not advertise entry doors, security doors, patio doors and patio storm doors in Sears name after January 1, 2000."

          5. The following language is added to the end of Subsection 19(A) of the Agreement as follows:

"Effective for sales made on and after January 1, 2000, the Sears Commission on entry doors, security doors, patio doors and patio storm doors shall be reduced from thirteen percent (13%) to eleven percent (11%) of Gross Sales."

          6. With respect to Subsection 25(A) of the Agreement, clauses (viii) and (ix) shall be restated and new clauses (x) and (xi) shall be added as follows:

                  "(viii) Licensee otherwise fails to comply with any material provision of this License Agreement, including
                           Section 42, and fails to cure such default after fifteen (15) days written notice from Sears;

(ix)           Licensee is in default of any other License Agreement with Sears;

               (x) Licensee fails to meet the LTPI or TPI total company quality scores or roofing scores specified in Subsection 1(D) for any three (3) month period; provided, however, that Sears may, at its option, rather than terminating this entire License Agreement terminate all of Licensee's rights under this License Agreement in any market or market(s) which Sears, in its sole and reasonable discretion, believes are causing the deterioration in the LTPI or TPI scores; or

               (xi) Licensee fails to meet the LTPI or TPI scores specified in
                    Subsection 1(D) for any product line other than roofing for any three (3) month period, in which case, Sears, at its option, shall have the right to terminate all of Licensee's rights under this License Agreement for the entire product line for which scores have deteriorated or only all rights of Licensee for such product line in any market or market(s) which Sears, in its sole and reasonable discretion, believes is causing the deterioration in the LTPI or TPI scores for such product line."

          7. Subsection 26(A) of the Agreement is hereby deleted in its entirety and the following substituted in its place:

"At any time after October 1, 2000, this License Agreement may be terminated, without any penalty or other liability, by either Sears or Licensee by providing written notice to the other not less than three (3) months prior to the proposed termination date; provided, however, that such termination notice may not be given by either party prior to October 1, 2000."

          8. The following language shall be added to the end of Section 26 of the Agreement as follows:

"(E) Completion of Outstanding Warranties
     ------------------------------------

Neither the termination nor the expiration of this License Agreement, in whole or in part, shall change Licensee's obligations to fulfill and stand behind its obligations to customers under warranties issued by Licensee on products and services sold by Licensee prior to the effective date of such termination or expiration."

          9. On two months written notice and at Sears sole discretion, two of the following three markets shall be deleted as Sears Market Areas on Exhibit A of the Agreement and all of Licensee's rights under the Agreement in those markets shall cease: Atlanta, Georgia; St. Louis, Missouri; and Indianapolis, Indiana. When such notice becomes effective, the limitations imposed by Section 42 of the Agreement shall not apply to any activities in such markets.

          10.  The following Section 42 is added to the Agreement as follows:

"42. Licensee agrees, that prior to October 1, 1999, neither Licensee, any of its affiliates or owners, nor any member of its or their immediate families shall perform services or have any direct or indirect, controlling or non-controlling interest as a disclosed or beneficial owner, investor, partner, director, officer, employee, manager, consultant, representative or agent, or in any other capacity, in any other Competitive Business located or operating in the United States (or its territories or possessions). The restrictions of this paragraph shall not apply to the ownership of shares of a class of securities listed on a stock exchange or traded in the over-the-counter market that represent less than three percent (3%) of the number of shares issued and outstanding. The term "Competitive Business" shall mean (a) any business which operates, or grants franchises or licenses to others to operate, a business performing any or all of the services identified in Exhibit A of the Agreement, or (b) any business which operates, or grants franchises or licenses to others to operate, a business which offers any of the products or services described in Section 1.A. of this License Agreement or similar home improvement products or services; provided, however, that nothing herein shall prevent Licensee, any of its affiliates or owners, and any member of its or their immediate families from performing services or having an interest in a Competitive Business to the extent and in the manner it performed such services or had such an interest on or prior to June 30, 1999. Without limiting the generality of the foregoing, prior to October 1, 1999, neither Licensee, any of its affiliates or owners, nor any member of its or their immediate families shall enter into any relationship with a retail competitor of Sears or expand any existing relationship with Lowe's.

Licensee expressly recognizes that irreparable injury would be caused to
               Sears by any breach of the provisions of this Section 42 by Licensee and agrees that preliminary or permanent injunctive relief would be appropriate in the event of breach of this
               Section 42."

          11.  The following Section 43 is added to the Agreement as follows:

"43. Licensee and Sears shall not, during the term of the Agreement, seek to induce any person who is at that time employed by the other to leave his or her employment."

          12. The effectiveness of this Amendment Agreement is contingent upon the delivery by Licensee of a letter executed by Diamond Home Services, Inc. acknowledging its commitment to be bound by the provisions of Section 10 of this Amendment Agreement.

          13. In the event of any inconsistency between the terms of the Agreement and the terms of this Amendment Agreement, the terms of this Amendment Agreement supercede and control. In all other respects, the terms of the Agreement are ratified and confirmed, including but not limited to Section 33, the notice provision. The Agreement, as amended by this Amendment Agreement, sets forth the entire understanding of the parties with respect to the subject matter thereof.

          14.  This Amendment Agreement may be signed in counterparts.





                            {Signature page follows}

IN WITNESS WHEREOF, the parties have signed this Amendment Agreement as of the date and year first above written.

SEARS, ROEBUCK AND CO.                             DIAMOND EXTERIORS, INC.

By: /s/ Michael Toll                               By: /s/ Joseph U. Schorer
Its:  President, Home Improvement Services         Its:  Vice President and
                                                            General Counsel

                                                    June 30, 1999




Mr. Michael Toll
Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, IL  60179

         RE: License Agreement between Sears, Roebuck and Co. ("Sears") and Diamond Exteriors, Inc. ("Licensee"), as amended ("License Agreement")

Dear Mr. Toll:

         Reference is hereby made to that certain Amendment Agreement dated as of July 1, 1999, between Sears and Licensee (the "Agreement"). At the request of Sears, and in order to induce Sears to enter into the Agreement, Diamond Home Services, Inc., a Delaware corporation ("Diamond") and the sole shareholder of Licensee, unconditionally and irrevocably agrees that prior to October 1, 1999, neither Diamond, Licensee, any of its or their affiliates or owners, nor any member of its or their immediate families shall perform services or have any direct or indirect, controlling or non-controlling interest as a disclosed or beneficial owner, investor, partner, director, officer, employee, manager, consultant, representative or agent, or in any other capacity, in any other Competitive Business located or operating in the United States (or its territories or possessions). This restriction shall not apply to the ownership of shares of a class of securities listed on a stock exchange or traded in the over-the-counter market that represent less than three percent (3%) of the number of shares issued and outstanding. The term "Competitive Business" shall mean (a) any business which operates, or grants franchises or licenses to others to operate, a business performing any or all of the services identified in Exhibit A of the License Agreement, or (b) any business which operates, or grants franchises or licenses to others to operate, a business which offers any of the products or services described in Section 1.A.. of the License Agreement or similar home improvement products or services; provided, however, that nothing herein shall prevent Diamond, Licensee, any of its or their affiliates or owners, and any member of its or their immediate families from performing services or having an interest in a Competitive Business to the extent and in the manner it performed such services or had such an interest on or prior to June 30, 1999. Without limiting the generality of the foregoing, prior to October 1, 1999, neither Diamond, Licensee, any of its or their affiliates or owners, nor any member of its or their immediate families shall enter into any relationship with a retail competitor of Sears or expand any existing relationship with Lowe's.

Sears, Roebuck and Co.
June 30, 1999
Page 2


         In the event that, prior to October 1, 1999, Sears shall give Licensee notice pursuant to Section 9 of the Agreement that it is deleting any of the markets identified therein from the Sears Market Areas listed on Exhibit A to the License Agreement, the limitations provided in the preceding paragraph shall not apply to any activities in such markets when such notice becomes effective.

         Diamond expressly recognizes that irreparable injury would be caused to Sears by any breach of the foregoing covenant by Diamond or any breach of
Section 42 of the License Agreement by Licensee and agrees that preliminary or permanent injunctive relief would be appropriate in the event of breach thereof.

         No delay or failure to exercise any right, power or privilege under this letter or the License Agreement shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein are cumulative and not exclusive of any rights or remedies provided by law. The terms of this letter may be waived, discharged or terminated only by an instrument in writing signed by Sears and any other party against which enforcement of the change, waiver, discharge or termination is sought.

         The effectiveness of this letter is contingent upon the delivery of the Amendment Agreement by and between Sears, Roebuck and Co. and Diamond Exteriors, Inc. effective July 1, 1999, which has been duly executed by Sears and Diamond Exteriors, Inc.

         This letter agreement may be signed in counterparts.

                                        Very truly yours,

                                        DIAMOND HOME SERVICES, INC.


                                        By:  /s/ Joseph U. Schorer
                                        Its:  Vice President and General Counsel

Accepted and agreed to this _____ day of __________, 1999.


SEARS, ROEBUCK AND CO.


By:  /s/ Michael Toll
Its:  President, Home Improvement Services